CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 5, 1998 included in the Annual Report on Form 10-K filed by OTR Express, Inc. (the "Company") for its fiscal year ended December 31, 1997 and to all references to our Firm included therein, into the Company's previously filed Registration Statements on Form S-8, Nos. 333-13503, 333-13507 and 333-13515.

                                            /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP
Kansas City, Missouri
May 15, 1998